UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2025

Venture Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-42486	93-3539083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 19th Street North, Suite 1500		22209
Arlington, VA		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (202) 759-6740
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	VG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Following the positive decision in the arbitration with Shell NA LNG LLC (“Shell”) as previously disclosed in the Current Report on Form 8-K filed on August 12, 2025, Venture Global Calcasieu Pass, LLC (“VGCP”), an indirect subsidiary of Venture Global, Inc. (“Venture Global” or the “Company”), has reached another resolution with a post-COD SPA customer related to an arbitration proceeding concerning the Calcasieu Pass facility. The settlement has no material impact on the Company. This arbitration is now resolved in its entirety. The Company remains committed to its long-term contractual relationships and looks forward to continuing to supply this customer with low-cost U.S. liquefied natural gas (LNG).

Separately, on October 8, 2025, the International Chamber of Commerce (“ICC”) International Court of Arbitration informed VGCP that a partial final award had been issued in the previously disclosed arbitration proceedings with BP Gas Marketing Limited (“BP”) regarding LNG sales from the Calcasieu Project under the long-term LNG sales and purchase agreement entered into by VGCP and BP (the “SPA”). Among other remedies, BP is seeking damages in excess of $1.0 billion, as well as interest, costs and attorneys’ fees.

The award issued by the arbitration tribunal found that VGCP had breached its obligations to declare COD of the Calcasieu Project in a timely manner and act as a “Reasonable and Prudent Operator” pursuant to the SPA, along with certain other obligations. Remedies will be determined in a separate damages hearing, which has not been scheduled but is anticipated to occur in 2026. A final award is expected to follow the damages portion of the hearing. Based on the terms of the award issued by the arbitration tribunal, the Company does not anticipate that the final award will be subject to the seller aggregate liability cap in the SPA.

The Company is disappointed by the arbitration tribunal’s decision in the proceeding with BP, which it believes contradicts the decisive findings in the prior arbitration involving Shell and the facts verified by independent third parties and regulatory agencies with oversight of the Calcasieu Project. The Company is currently evaluating all available options in response to the tribunal’s ruling and will continue to vigorously defend our position. Importantly, the award does not impact the terms of the SPA as entered into and presently performed by the parties, as evidenced by 14 cargos delivered to BP to date from the Calcasieu Project pursuant to the SPA.

For further discussion, see Item 1A.—Risk Factors—Risks Relating to Regulation and Litigation—If we are unsuccessful in any current or potential future arbitration proceedings with customers, the amounts that we are required to pay may be substantial or certain of our post-COD SPAs may be terminated, which may lead to an acceleration of all our debt for the relevant project on our Annual Report on Form 10-K for the year ended December 31, 2024.

The information in this Item 7.01, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included herein are “forward-looking statements.” In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include expectations relating to the outcome of the arbitrations currently pending against us, the terms of any interim or final awards issued in the context of such arbitrations and the potential exposure to other legal proceedings and/or arbitrations that public authorities, shareholders, suppliers, contractors, customers and others may seek to bring against us. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause the outcome of such arbitrations and/or legal proceedings to differ materially from the outcomes expressed or implied by the forward-looking statements. Those factors are more fully detailed in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) and any subsequent reports filed with the SEC. In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Venture Global, Inc.
Dated: October 9, 2025

By: /s/ Jonathan Thayer
Jonathan Thayer
Chief Financial Officer